Exhibit 99.1

CUBEBIO Co., Ltd. entered into terms relating to a potential business combination with Mountain Crest Acquisition Corp. V

New York, USA and Seoul, Korea – May 2, 2024 – Mountain Crest Acquisition Corp. V, a Delaware corporation (“Mountain Crest V”), that is a Nasdaq-listed (Nasdaq: MCAG) special purpose acquisition company (“SPAC”), and CUBEBIO Co., Ltd., a Korea-based company (“CUBEBIO”), which has an innovative technology that diagnoses cancer at an early stage using urine, today announced that the parties entered into a non-binding term sheet on April 26, 2024 for a proposed business combination through which CUBEBIO plans to become a public company with its securities listed on The Nasdaq Stock Market. Mountain Crest V is the fifth vehicle in the Mountain Crest family of SPACs, the management of which has successfully completed four prior SPAC business combinations.

Based on the non-binding term sheet, the pre-transaction equity value of CUBEBIO for the proposed business combination is $620 million, subject to adjustment depending on additional due diligence by Mountaint Crest V and market conditions.

Global Fund LLC, a Washington D.C.-based advisory firm specializing in SPAC and DeSPAC transactions in the U.S., has been engaged by CUBEBIO to advise CUBEBIO in connection with the proposed business combination.

Dr. Suying Liu, Chairman, CEO and CFO of Mountain Crest V commented, “CUBEBIO’s innovative diagnostic technology for cancer detection and active commercialization with contract in place point to significant growth potential. We are excited to be partnering with CUBEBIO on this proposed business combination.”

Eun-jong Choi, CEO of CUBEBIO emphasized, “We expect to execute a definitive merger agreement with Mountain Crest V, faithfully carry out the process for completing the business combination, and grow CUBEBIO into a global company by increasing corporate value.”

About Mountain Crest V

Mountain Crest Acquisition Corp. V (Nasdaq: MCAG) is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

About CUBEBIO

CUBEBIO is an in-vitro diagnostic company that has developed a technology that can distinguish the presence of cancer in the body at an early stage by analyzing the concentration of specific metabolites in urine using urine that can be easily collected, with a focus on increasing the accessibility of cancer screening. CUBEBIO holds 37 patents related to cancer diagnosis, based on which it has developed CEED-PG/PGS in addition to the pancreatic cancer diagnostic kit CEED-NOVUS-P and the multi-cancer detection kit CEED-NOVUS. Recently, through a KRW 20 billion or approximately $14.5 million contract with Taiwan Biotech Co., Ltd. to supply cancer screening products, CUBEBIO will exclusively supply products to Taiwan, Vietnam, and Malaysia, as well as additional contracts with the United States and Japan in the pipeline.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, CUBEBIO and Mountain Crest V intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a registration statement on Form F-4 and a proxy statement on Schedule 14A, including a preliminary proxy statement and a definitive proxy statement. Mountain Crest V’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed business combination, as these materials will contain important information about CUBEBIO, Mountain Crest V, and the proposed business combination. Promptly after filing its definitive proxy statement relating to the proposed business combination with the SEC, Mountain Crest V will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting on the business combination and the other proposals. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement, and other relevant materials filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at www.sec.gov.

Participants in the Solicitation

Mountain Crest V and its directors and executive officers may be deemed participants in the solicitation of proxies from Mountain Crest V’s stockholders with respect to the business combination. A list of the names of those directors and executive officers and a description of their interests in Mountain Crest V will be included in the proxy statement for the proposed business combination and be available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed business combination when available. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement pertaining to the proposed business combination when it becomes available. These documents can be obtained free of charge from the sources indicated above.

CUBEBIO and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Mountain Crest V in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement for the proposed business combination.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Mountain Crest V’s and CUBEBIO’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Mountain Crest V’s and CUBEBIO’s expectations with respect to future performance and anticipated financial impacts of the proposed business combination, the satisfaction of the closing conditions to the proposed business combination, and the timing of the completion of the proposed business combination.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Mountain Crest V’s and CUBEBIO’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change, or other circumstances that could prevent the execution of the definitive merger agreement; (2) the outcome of any legal proceedings that may be instituted against Mountain Crest V and CUBEBIO following this announcement of the non-binding term sheet and the transactions contemplated therein; (3) the inability to complete the proposed business combination, including due to failure to obtain approval of the stockholders of Mountain Crest V and CUBEBIO, certain regulatory approvals, or satisfy other conditions to closing in the definitive merger agreement; (4) the impact of COVID-19 pandemic on CUBEBIO’s business and/or the ability of the parties to complete the proposed business combination; (5) the inability to obtain the listing of post business combination entity’s securities on Nasdaq following the proposed business combination; (6) changes in applicable laws or regulations; (7) the possibility that Mountain Crest V or CUBEBIO may be adversely affected by other economic, business, and/or competitive factors; (8) risks related to the organic and inorganic growth of CUBEBIO’s business and the timing of expected business milestones; and (9) other risks and uncertainties indicated from time to time in the final prospectus of Mountain Crest V for its initial public offering and the proxy statement relating to the proposed business combination, including those under “Risk Factors” therein, and in Mountain Crest V’s other filings with the SEC. Mountain Crest V cautions that the foregoing list of factors is not exclusive. Mountain Crest V and CUBEBIO caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Mountain Crest V and CUBEBIO do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Contacts:

For Mountain Crest Acquisition Corp. V:

Dr. Suying Liu

Chairman, CEO and CFO

524 Broadway 11th Floor, New York, NY 10012, USA

For CUBEBIO Co., Ltd.:

Eun-jong Choi

CEO

8F Shinhan Life Bldg, Digital-ro 10-gil 9, Geumcheon-gu, Seoul, Korea

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